Exhibit 5.1

                          OPINION LETTER
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                           Exhibit 5.1
                JORDEN BURT BERENSON & JOHNSON LLP
                       777 BRICKELL AVENUE
                            SUITE 500
                    MIAMI, FLORIDA 33131-2803
                          (305) 371-2600
                    TELECOPIER (305) 372-9928

                           May 23, 1997



American Bankers Insurance Group, Inc.
11222 Quail Roost Drive
Miami, FL 33157

     Re:  Registration Statement on Form S-8 Dated May 23, 1997

Gentlemen:

     Reference is made to the above-captioned Registration Statement filed by American Bankers Insurance Group, Inc. (the "Company") with the Securities and Exchange Commission, relating to the offering of 2,100,000 shares of the Company s common stock, $1.00 par value (the "Shares").

     In reaching the conclusions expressed in this opinion, we have examined and relied upon, among other things, the Registration Statement, including without limitation the exhibits thereto, the corporate records and other documents of the Company, and statements made to us by officers and directors of the Company. We have also made such further examinations and inquiries as we have deemed necessary to enable us to express the opinions set forth herein.

     The legal opinions expressed herein relate solely to federal and Florida law.

     Based upon and subject to the foregoing, the Shares, when issued and sold as contemplated in the Registration Statement, will constitute legally issued, fully paid and nonassessable capital stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of the persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                              Very truly yours,

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                              JORDEN BURT BERENSON & JOHNSON LLP




















































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